Exhibit 99.1

Civista Bancshares, Inc. Announces Share Repurchase Program

Sandusky, Ohio, April 21, 2020 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today announced that the Board of Directors has approved a stock repurchase program authorizing Civista to purchase, from time to time, up to an aggregate $13.5 million of its outstanding common shares. This new program replaces the prior share repurchase program approved by the Board of Directors on May 4, 2020, which had authorized Civista to purchase up to an aggregate of $13.5 million common shares and expired on April 20, 2021, with an aggregate of $6.9 million purchased through the termination date.

Dennis G. Shaffer, Civista’s President and CEO commented, “The repurchase program we enacted during 2020 was muted as we waited to see how the economy would fare through the pandemic. We began executing on the program during the third quarter of 2020 and were able to use approximately half of the authorization. This new authorization will allow us to continue those efforts and to deliver value to our shareholders.”

Under the share repurchase program, shares may be repurchased from time to time in the open market or through negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws.

There is no guarantee as to the exact number or value of shares that will be repurchased by Civista, and Civista may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the stock repurchase program will depend on a number of factors, including Civista’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements. The repurchase program will continue until April 19, 2022.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December

31, 2020, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Civista Bancshares, Inc. is a $2.8 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 37 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

For additional information, contact:

Dennis G. Shaffer

President and CEO

Civista Bancshares, Inc.

888-645-4121